EXHIBIT 10.1

IBM Board of Directors

Amended and Restated

Deferred Compensation and Equity Award Plan

ARTICLE I.                                                                             Purpose

The Amended and Restated Deferred Compensation and Equity Award Plan (the “Plan”) enables members of the Board of Directors (the “Board”) who are not IBM employees (“Outside Directors”) to (a) defer receipt of their compensation to later years, and (b) receive part of their compensation as a promise to deliver shares of IBM Capital Stock (“Shares”).

ARTICLE II.                                                                        Payment and Deferral of Fees

(a)                 Payment in Deferred Shares

Sixty percent of the annual retainer fees to be earned by each Outside Director (“Fees”) shall be paid as a promise by IBM to deliver Shares (“Promised Fee Shares”) pursuant to ARTICLE VI hereof.  The Payment of such Promised Fee Shares shall be deferred until the Outside Director ceases to be a member of the Board.

(b)                 Remaining 40% of Fees

An Outside Director may elect to defer receipt of all or any portion of the remaining 40% of the Fees by providing such election to the Secretary of IBM (“Secretary”) on a Deferral Election Form supplied by the Secretary (“Deferral Election”).  The Outside Director’s election must specify (i) the portion of such Fees to be deferred and (ii) the choice of deferral in cash and/or Promised Fee Shares.

(c)                  Advance Notice of Deferral Election

An Outside Director shall make a Deferral Election no later than 30 days after the effective date of initial election to the Board.  The Deferral Election will apply to Fees which are earned after the date of the Deferral Election. Any Outside Director who does not provide notice to the Secretary of a Deferral Election in accordance with the preceding sentence will be deemed to have elected to defer receipt of all Fees in the form of Promised Fee Shares.

(d)                 Duration of Deferral Election

Each Deferral Election is irrevocable with respect to the then current Election Term.  Any modification or termination of a Deferral Election by an Outside Director must be made in writing to the Secretary of IBM at least 30 days prior to the end of the then current Election Term and will become effective for the subsequent Election Term.  A Deferral Election shall continue from Election Term to Election Term unless the Outside Director submits either (i) a written request to modify or terminate the Deferral Election or (ii) a new Deferral Election Form.

“Election Term” means the period beginning on January 1 of any calendar year and ending on December 31 of such year, provided, however, that if an Outside Director joins or leaves the Board during such year, the Election Term shall begin or end on the date such Outside Director joins or leaves the Board, as the case may be.

(e)                  Financial Hardship

If an Outside Director incurs a severe financial hardship, the Outside Director may cancel his or her Deferral Election (including a deemed election pursuant to ARTICLE II(c) above) upon written request approved by the Board (or an authorized Committee of the Board); in such case, the Outside Director shall be deemed to have elected to receive cash payment of Fees (other than Fees automatically deferred) for the remainder of the Election Term.  Such severe financial hardship must be caused by an accident, illness, or other unforeseeable emergency beyond the control of the Outside Director in accordance with applicable regulations and related authority.  The Outside Director may then make a Deferral Election for any subsequent Election Term in accordance with ARTICLE II(d) hereof.

(f)                   Form of Payment of Fees earned prior to January 1, 2014

Any Fees earned prior to January 1, 2014 shall be distributed as a lump sum payment as of the first business day that is at least 30 business days after the date on which the Outside Director ceases to be a member of the Board. Outside Directors may not make a Payment Election described in subsection (g) below, with respect to Fees earned prior to January 1, 2014.

However, payment may be made on any other day to the extent that such payment is treated as being paid on the date specified above under Treasury Regulation section 1.409A-3(d), which permits payment to be made within 30 days before the specified date and later within the same calendar year, or, if later, within 2-1/2 months following the specified date, provided that the Outside Director is not permitted to designate the taxable year of payment.

(g)                  Payment Election for Fees earned on or after January 1, 2014

(i)                                     Forms of Payment for Fees earned on or after January 1, 2014

By submitting a completed Payment Election Form (the “Payment Election”) to the Secretary pursuant to (ii), (iii), and (iv) below, each Outside Director shall elect one of the following payment options, for his or her deferred Fees earned on or after January 1, 2014:

(A)                   a lump sum payment as of the first business day that is at least 30 business days after the date on which the Outside Director ceases to be a member of the Board;

(B)                   a lump sum payment as of the last business day in January of the calendar year immediately following the calendar year in which the Outside Director ceases to be a member of the Board; or

(C)                   between two and ten annual installments, each paid as of the last business day in January beginning with the January immediately following the calendar year in which the Outside Director ceases to be a member of the Board, until the elected number of installments has been paid.  This installment option is treated as the entitlement to a single payment for purposes of Treasury Regulation section 1.409A-2(b)(2)(iii).

However, payment may be made on any other day to the extent that such payment is treated as being paid on the date specified above under Treasury Regulation section 1.409A-3(d), which permits payment to be made within 30 days before the specified date and later within the same calendar year, or, if later, within 2-1/2 months following the specified date, provided that the Outside Director is not permitted to designate the taxable year of payment.

(ii)                                  Advance Notice of Payment Election

Each Outside Director shall make an initial Payment Election no later than December 31, 2013, or for Outside Directors who join the Board after December 31, 2013, the date that is 30 days after the effective date of such Outside Director’s initial election to the Board.

Each Outside Director who does not provide notice to the Secretary of a Payment Election in accordance with the preceding sentence will be deemed to have elected to receive payment of the Fees earned on or after January 1, 2014 as a lump sum payment under

Article II, Section (g)(i)(A).

(iii)                               Irrevocability of Payment Election

Except as provided in subsection (g)(iv), an Outside Director’s Payment Election (including the default option in subsection (g)(ii) above) becomes irrevocable after the deadline specified in subsection (g)(ii) above.

(iv)                              Changing a Payment Election

An Outside Director may change the time and/or form of his or her initial Payment Election (including the default option in subsection (g)(ii) above) by submitting to the Secretary a completed Payment Election Change Form, provided that:

(A)                   the Outside Director must make such election at least 12 months prior to the date on which he or she ceases to be a member of the Board;

(B)                   the payment date for any lump sum or the start date for any series of installments provided for under the new Payment Election Change Form shall be the fifth anniversary of the payment date or start date that would have applied absent a Payment Election Change; and

(C)                   the Outside Director may change his or her Payment Election only once.

ARTICLE III.                                                                   Maintenance of Records

IBM shall maintain up to four bookkeeping accounts for each Outside Director:  a Pre-2014 Cash Account, a Pre-2014 Promised Fee Shares Account, a Post-2013 Cash Account and a Post-2013 Promised Fee Shares Account, which shall be credited in accordance with the terms of this Plan and the elections of each Outside Director pursuant to this Plan.

The Pre-2014 Cash Account and the Pre-2014 Promised Fee Shares Account are credited with Fees earned prior to January 1, 2014 as provided in this Plan.

The Post-2013 Cash Account and the Post-2013 Promised Fee Shares Account will be credited with Fees earned on or after January 1, 2014 as provided in this Plan.

ARTICLE IV.                                                                    Credit for Amounts Deferred

(a)                 Cash Accounts

(i)                                     The Pre-2014 Cash Account, if applicable, is credited with the amount of Fees earned prior to December 31, 2013 that were accrued and deferred as cash (such credit made when such Fees became payable), plus (A) from the date of crediting to December 31, 2013, interest at an annual rate equal to the average of the first 26-week Treasury Bill issued in January and July of each year, and (B) on and after January 1, 2014, an amount equal to interest at an annual rate earned from an investment vehicle selected by the Directors and Corporate Governance Committee (the “Committee”) until the first day after date on which the Outside Director ceases to be a member of the Board.

(ii)                                  The Post-2013 Cash Account, if applicable, will be credited with the amount of Fees earned on or after January 1, 2014 that are accrued and deferred as cash (such credit to be made when such Post-2013 Fees become payable), plus an amount equal to interest at an annual rate earned from an investment vehicle selected by the Committee computed from the date such Fees would have been paid had they not been deferred.

(b)                 Promised Fee Shares Accounts

(i)                                     The Pre-2014 Promised Fee Shares Account is credited with the number of Shares, including fractional Shares, which could have been purchased had the amount of the Fees earned prior to January 1, 2014 accrued and deferred as Promised Fee Shares been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price equal to Fair Market Value on such date.

(ii)                                  The Post-2013 Promised Fee Shares Account will be credited with the number of Shares, including fractional Shares, which could have been purchased had the amount of the Fees earned on or after January 1, 2014 accrued and deferred as Promised Fee Shares been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price equal to Fair Market Value on such date.

(iii)                               “Fair Market Value” shall be the closing price of Shares on the New York Stock Exchange (or successor exchange) on the relevant date, or if no sales of Shares were made on said Exchange on that date, the closing price reported for the preceding day on which sales of Shares were made on said exchange.

(iv)                              Promised Fee Shares do not have voting rights.

ARTICLE V.                                                                         Dividends, Distributions and Adjustments

Whenever a cash dividend or any other distribution is paid with respect to Shares, each Promised Fee Shares Account of each Outside Director shall be credited with an additional number of Promised Fee Shares, equal to the number of Shares, including fractional Shares, that could have been purchased had such dividend or other distribution been paid on each Promised Fee Share in each Promised Fee Shares Account (on the record date for such dividend or distribution) and the amount of such dividend or value of such other distribution been used to acquire additional Shares at the Fair Market Value on the date such dividend or other distribution is paid.  The value of any such other distribution on or related to Shares shall, at the option of the Board (or an authorized Committee of the Board), be either determined by the Board or independently established.

The number of Promised Fee Shares shall be fully adjusted upon the occurrence of any stock split, stock dividend, recapitalization, merger or similar event, and shall be appropriately adjusted for the value (determined in the manner provided above with respect to distributions) of any right, privilege or opportunity provided or offered by IBM to holders of Shares.

ARTICLE VI.                                                                    Delivery

(a)                 Pre-2014 Cash Account and Pre-2014 Promised Fee Shares Account

Delivery of amounts from the Pre-2014 Cash Account and Shares (including fractional Shares) from the Pre-2014 Promised Fee Shares Account will be made to an Outside Director as of the first business day that is at least 30 business days after the date on which the Outside Director ceases to be a member of the Board.

However, payment may be made on any other day to the extent that such payment is treated as being paid on the date specified above under Treasury Regulation section 1.409A-3(d), which permits payment to be made within 30 days before the specified date and later within the same calendar year, or, if later, within 2-1/2 months following the specified date, provided that the Outside Director is not permitted to designate the taxable year of payment.

Upon becoming entitled to receive Shares, an Outside Director may elect to receive a cash payment in lieu of such Shares.  Such cash payment shall be equal to the Fair Market Value of the Shares on the first day after the date on which the Outside Director ceases to be a member of the Board.  An Outside Director electing a cash payment in lieu of Shares must provide written notice to the Secretary no later than the date on which the Outside Director ceases to be a member of the Board.

(b)                 Post-2013 Cash Account and Post-2013 Promised Fee Shares Account

Delivery of amounts from the Post-2013 Cash Account and Shares (including fractional Shares) from the Post-2013 Promised Fee Shares Account will be made to an Outside Director in accordance with the Payment Election made by such Outside Director as provided in ARTICLE II(g) above.

Upon becoming entitled to receive Shares, an Outside Director may make a one-time election to receive cash payment(s) in lieu of such Shares.  Such election shall apply to the payment of any Shares, including Shares paid in installments described in ARTICLE II(g)(i)(C).  Such cash payment(s) shall be equal to the Fair Market Value of the Shares on:

(i)                                     the first day after the date on which the Outside Director ceases to be a member of the Board, for immediate lump sum payments as described in ARTICLE II (g)(i)(A);

(ii)                                  the last business day of the January immediately preceding the lump sum payment, for lump sum payments made as described in ARTICLE II (g)(i)(B); and

(iii)                               the last business day of the January immediately preceding each installment payment, for installment payments as described in ARTICLE II (g)(i)(C).

An Outside Director electing cash payment(s) in lieu of Shares must provide written notice to the Secretary no later than the date on which the Outside Director ceases to be a member of the Board.

(c)                  Delivery in the Event of an Outside Director’s Death

Regardless of the Payment Election selected for Post-2013 Accounts by the Outside Director as provided in ARTICLE II(g) above, in the event of an Outside Director’s death, delivery of unpaid amounts from the Pre-2014 Cash Account and the Post-2013 Cash Account and Shares (including fractional shares) from the Pre-2014 Promised Fee Shares Account and the Post-2013 Promised Fee Shares Account will be made to the Outside Director’s estate or beneficiaries, as appropriate, in a lump sum no later than 90 days after the date of death.

ARTICLE VII.                                                               Source of Shares

45,000 Shares as of July 27, 1993, plus an additional 25,000 Shares as of May 1, 1994, and as of each May 1 thereafter, as may be required, shall be reserved and authorized for delivery under the Plan from time to time.  These Shares may be provided from newly-issued or repurchased Shares.  If any change is made in the number of Shares outstanding or in the rights of such outstanding Shares (such as by stock split, stock dividend, combination or reclassification, recapitalization, merger or similar event), the Board (or an authorized Committee of the Board) may make such adjustments in the number of or rights relating to Shares authorized to be delivered pursuant to the Plan as the Board (or such Committee) determines is equitable to preserve the respective rights of the participants in the Plan.  Shares settled in cash in lieu of delivery shall not reduce the number of Shares authorized under the Plan and shall not be deemed to have been delivered under the Plan; provided, that the number of Shares settled in cash in lieu of delivery shall not exceed the cumulative number of Shares authorized for delivery under the Plan (without deduction for Shares delivered).

ARTICLE VIII.                                                          Alienability

No amount due or payable under the Plan or any interest in the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance.  No such amount shall in any manner be liable for or subject to the debts or liability of any Outside Director.  Prior to delivery of Shares by IBM pursuant to ARTICLE VI, no Outside Director shall have any right to transfer or assign any Shares, or any right to receive any Share, credited to him under this Plan.  Any purported assignment shall be null and void.

ARTICLE IX.                                                                    Outside Director’s Rights Unsecured

The right of an Outside Director to receive any cash payment or Shares hereunder shall rank as an unsecured claim against IBM.  Assets that may be set aside for IBM’s convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, an Outside Director or beneficiary.

ARTICLE X.                                                                         Amendment and Termination

The Board or any authorized Committee of the Board may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason.

ARTICLE XI.                                                                    Miscellaneous

With respect to benefits under the Plan, the Plan is intended, and shall be construed, to comply with the requirements of Section 409A of the Internal Revenue Code (“Code”), and no amendments to the Plan shall be made that would violate Section 409A of the Code.

Amended and Restated Effective as of January 1, 2014